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EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



The following is a list of the Company's subsidiaries:


                                    Percentage        Jurisdiction of
Name                                Owned             Incorporation
----                                -----             -------------
LeaRonal (UK) plc                   100%              England

LeaRonal AG                          93%              Switzerland

LeaRonal GmbH                       100%              Germany

LeaRonal France                      85%              France

LeaRonal Korea, Inc.                 80%              South Korea

LeaRonal Asia Ltd.                   80%              Hong Kong

LeaRonal Singapore Pte, Ltd.         86%              Singapore

LeaRonal Taiwan Co. Ltd.             80%              Taiwan

LeaRonal Pacific Corp.              100%              New York

Lea-Ronal Export Sales, Inc.        100%              New York

Ronal Foreign Sales Corp.           100%              U.S. Virgin Islands